UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2007

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas		75001 (Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 713-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)      Compensatory Arrangements of Certain Officers.
     Effective February 28, 2007, United Surgical Partners International, Inc., a Delaware corporation (“USPI”), entered into the Third Amendment to Employment Agreement between USPI and Donald E. Steen, USPI’s chairman of the board (the “Steen Amendment”) and the Second Amendment to Employment Agreement between USPI and William H. Wilcox, USPI’s president and chief executive officer (the “Wilcox Amendment” and, together with the Steen Amendment, the “Amendments”). The Amendments provide that in the event payments or benefits due to Messrs. Steen or Wilcox under their respective employment agreements would result in liability for any excise taxes pursuant to Internal Revenue Code Section 4999 (“Excise Tax”), Messrs. Steen or Wilcox, as applicable, and USPI will attempt to restructure such payments or benefits so that such Excise Tax is eliminated to the extent permitted by applicable law. If Messrs. Steen or Wilcox, as applicable, and USPI are unable to agree on the restructuring of such payments or benefits, the Amendments provide that USPI will reimburse Messrs. Steen or Wilcox for the amount of such Excise Tax, plus all federal, state and local taxes applicable to USPI’s payment of such Excise Tax. Copies of each of the Steen Amendment and the Wilcox Amendment are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.
Item 9.01      Financial Statements and Exhibits.
     (d)       Exhibits.

10.1	Third Amendment to Employment Agreement effective February 28, 2007, by and between United Surgical Partners International, Inc. and Donald E. Steen

10.2	Second Amendment to Employment Agreement effective February 28, 2007, by and between United Surgical Partners International, Inc. and William H. Wilcox
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:	/s/ Mark A. Kopser
Mark A. Kopser
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: March 2, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Third Amendment to Employment Agreement effective February 28, 2007, by and between United Surgical Partners International, Inc. and Donald E. Steen

10.2	Second Amendment to Employment Agreement effective February 28, 2007, by and between United Surgical Partners International, Inc. and William H. Wilcox